As filed with the Securities and Exchange Commission on July 25, 2025

Registration No. 333–288159

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTH BOW CORPORATION

(Exact name of Registrant as specified in its charter)

Canada	4612	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

707 5 Street SW, Suite 900 Calgary, Alberta, Canada, T2P 1V8, (855) 699-8437

(Address and telephone number of Registrant’s principal executive offices)

South Bow USA Services Inc., 920 Memorial City Way, Suite 800, Houston, Texas 77024, (832) 389-8831

(Name, address, and telephone number of agent for service in the United States)

Copies to:

Lori M. Muratta South Bow Corporation 707 5 Street SW, Suite 900 Calgary, Alberta, Canada T2P 1V8 (855) 699-8437	Andrew J. Ericksen White & Case LLP 609 Main Street, Suite 2900 Houston, Texas 77002 (713) 496-9700	Jeff Bakker Michael Barrett Blake, Cassels & Graydon LLP 855 - 2nd Street SW Suite 3500, Bankers Hall East Tower Calgary, Alberta, Canada T2P 4J8 (403) 260-9600

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement is declared effective.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	at some future date (check appropriate box below):

1. ☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐

pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☒

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	after the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box: ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities (except where an exemption from such delivery requirement is available).

This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of South Bow Corporation at Suite 900 – 707 5 Street S.W., Calgary, Alberta, Canada T2P 1V8 (telephone 587-318-5410), and are also available electronically at www.sedarplus.ca.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	July 3, 2025

SOUTH BOW CORPORATION

U.S.$3,000,000,000

Common Shares

First Preferred Shares

Second Preferred Shares

Subscription Receipts

South Bow Corporation (“South Bow” or the “Corporation”) may offer and sell to the public from time to time: (i) common shares in the capital of the Corporation (“Common Shares”); (ii) first preferred shares, issuable in series, in the capital of the Corporation (“First Preferred Shares”); (iii) second preferred shares, issuable in series, in the capital of the Corporation (“Second Preferred Shares” and, together with the First Preferred Shares, the “Preferred Shares”); and (iv) subscription receipts of the Corporation (“Subscription Receipts” and, together with the Common Shares and the Preferred Shares, the “Securities”) in an aggregate initial offering price of up to U.S.$3,000,000,000 (or the equivalent thereof in other currencies, including Canadian dollars, based on the applicable exchange rate at the time of the issuance of such Securities) during the 25 month period that this short form base shelf prospectus, including any amendments hereto, remains valid.

The specific terms of any offering of Securities will be set forth in the applicable shelf prospectus supplement in respect of such offering (a “Prospectus Supplement”) and may include, where applicable: (i) in the case of Common Shares, the number of shares offered and the offering price (or the manner of determination thereof if offered on a non-fixed price basis); (ii) in the case of Preferred Shares, the designation of the particular series of shares offered, the number of shares offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other specific terms; and (iii) in the case of Subscription Receipts, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the terms, conditions and procedures for the exchange of the Subscription Receipts for Common Shares and/or Preferred Shares, as the case may be, and any other specific terms. A Prospectus Supplement may include other terms pertaining to the Securities that are not prohibited by parameters set forth in this prospectus.

All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this prospectus, except where an exemption from such delivery requirement is available. Each Prospectus Supplement will be deemed to be incorporated by reference into this prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which the Prospectus Supplement pertains.

The issued and outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the symbol “SOBO”. On July 2, 2025, the last trading day on the TSX and NYSE before the date of this prospectus, the closing price of the Common Shares on the TSX and on the NYSE was C$35.58 and U.S.$26.17, respectively. There is no market through which the Preferred Shares or Subscription Receipts which may be offered under this prospectus may be sold and purchasers may not be able to resell any Preferred Shares or Subscription Receipts purchased under this prospectus. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares and Subscription Receipts will not be listed on any securities or stock exchange. This may affect the pricing of the Preferred Shares and Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares and Subscription Receipts and the extent of issuer regulation. See “Risk Factors”.

The Corporation may offer and sell the Securities: (i) to or through underwriters purchasing as principals; (ii) directly to one or more purchasers in accordance with applicable securities laws; or (iii) through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter or agent, as the case may be, engaged by South Bow in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the net proceeds to South Bow, any fees, discounts or other compensation payable to underwriters or agents, and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale. The price at which Securities may be offered may vary from purchaser to purchaser during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters or agents to South Bow. See “Plan of Distribution”.

Except as set out in a Prospectus Supplement relating to a particular offering of Securities, in connection with any offering of Securities, subject to applicable securities laws, the underwriters or agents may over-allot or effect transactions intended to stabilize, maintain or otherwise affect the market price of the Securities offered at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

Securities legislation in certain of the provinces and territories of Canada provides purchasers of securities with the right to withdraw from or rescind an agreement to purchase such securities. See “Statutory Rights of Withdrawal And Rescission”.

South Bow’s head office and registered office is located at Suite 900 - 707 5 Street S.W., Calgary, Alberta, Canada T2P 1V8.

South Bow is permitted, as a Canadian issuer, under the multi-jurisdictional disclosure system adopted by the United States (“U.S.”), to prepare this prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the U.S.

You should be aware that the acquisition of the Securities described herein may have tax consequences both in the U.S. and in Canada. Such tax consequences for investors who are residents in, or citizens of, the U.S. may not be described fully herein or in any applicable Prospectus Supplement. You should read the tax discussion in any applicable Prospectus Supplement, however, this prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences.

Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that South Bow is incorporated under the laws of Canada, that some of South Bow’s officers and directors are residents of Canada, that some of the experts named in the registration statement are residents of Canada and that a substantial portion of South Bow’s assets and all or a substantial portion of the assets of those officers, directors and experts are located outside of the U.S. See “Enforceability of Civil Liabilities”.

Chansoo Joung, Leonard Mallett, Robert Phillips, Sonya Reed, Mary Pat Salomone and Frances M. Vallejo are directors of the Corporation who reside outside of Canada and each of these directors has appointed the Corporation as agent for service of process at Suite 900 - 707 5 Street S.W., Calgary, Alberta, Canada T2P 1V8. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the person has appointed an agent for service of process.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

No underwriter, dealer or agent has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus include “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws, including the “safe harbour” provisions of the Securities Act (Alberta), the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). The words “anticipate”, “expect”, “believe”, “may”, “will”, “should”, “estimate”, “project”, “outlook”, “forecast”, “intend”, “target”, “plan” or similar words are used to identify such forward-looking information. Forward-looking information in this prospectus and in the documents incorporated by reference herein is intended to provide prospective purchasers with information regarding the Corporation, including management’s assessment of its future plans and financial outlook. Forward-looking information in this prospectus and the documents incorporated by reference includes, but is not limited to, statements regarding:

•	future offerings of Securities and the potential use of the net proceeds of any such offering;

•	our financial and operational performance;

•	expectations about strategies and goals for optimization, growth and expansion and the methods South Bow expects to employ to implement such strategies;

•	South Bow’s capital allocation priorities;

•

South Bow’s financial outlook for 2025 and beyond, including 2025 normalized earnings before interest, taxes, depreciation, and amortization, 2025 interest expenses, 2025 distributable cash flow and 2025 capital expenditures;

•	expected dividends and other returns to shareholders;

•	expected impacts of debt reduction on South Bow’s financial resilience, debt service charges, and capacity to fund future growth initiatives and shareholder returns;

•	expected cash flows and future financing options available, including portfolio management;

•	expectations regarding the size, timing, conditions and outcome of ongoing and future transactions;

•	expected demand for uncommitted capacity on the Corporation’s assets and the impact thereon on the financial results of the Corporation;

•	expected access to and cost of capital;

•	expected costs and schedules for planned projects, including projects under construction, as well as the benefits and timing thereof;

•	expected capital expenditures, contractual obligations, commitments and contingent liabilities, including environmental remediation costs;

•	expected regulatory processes and outcomes;

•	expected outcomes with respect to legal proceedings, including arbitration and insurance claims;

•	the expected impact of future legal and accounting changes, including the impacts of tariffs; and

•	expected industry, market and economic conditions, including their impact on us and on our customers and suppliers.

This forward-looking information reflects our beliefs and assumptions based on information available to us at the time the information was stated and, as such, is not a guarantee of future performance. By its nature, forward-looking information is subject to various assumptions, risks and uncertainties which could cause actual results and achievements to differ materially from the anticipated results or expectations expressed or implied in such information.

Key assumptions on which our forward-looking information is based include, but are not limited to, assumptions about:

•	realization of expected benefits from acquisitions, divestitures and the spinoff by TC Energy Corporation of its liquids pipelines business segment into South Bow;

•	regulatory decisions and outcomes;

•	planned and unplanned outages and the use of our pipelines;

•	integrity and reliability of our assets;

•	anticipated construction costs, schedules and completion dates;

•	access to capital markets, including portfolio management;

•	expected industry, market and economic conditions, including the impact of these on South Bow and on our customers and suppliers;

•	future operating costs being consistent with management’s current expectations;

•	South Bow’s ability to maintain current credit ratings;

•	prevailing inflation rates, commodity and labour prices;

•	prevailing interest, tax and foreign exchange rates; and

•	the nature and scope of South Bow’s hedging activities.

The risks and uncertainties that could cause actual results or events to differ materially from current expectations include, but are not limited to:

•	failure to realize the expected benefits from acquisitions, divestitures and the spinoff by TC Energy Corporation of its liquids pipelines business segment into South Bow;

•	our ability to successfully implement our strategic priorities and whether they will yield the expected benefits;

•	our ability to implement a capital allocation strategy aligned with maximizing shareholder value;

•	the operating performance of our pipelines and storage assets;

•	amount of capacity sold and rates achieved in our business;

•	production levels within supply basins;

•	construction and completion of capital projects;

•	cost and availability of, and inflationary pressures on, labour, equipment and materials;

•	the availability and market prices of commodities;

•	access to capital and insurance markets on competitive terms;

•	interest, tax and foreign exchange rates;

•	performance and credit risk of our counterparties;

•	regulatory decisions and outcomes of legal proceedings, including arbitration and insurance claims;

•	our ability to effectively anticipate and assess changes to government policies and regulations, including those related to the environment;

•	the potential impact of changes in tariff rates and other international trade policies on the Corporation’s business and on the market price or value of the Securities;

•	our ability to realize the value of tangible assets and contractual recoveries;

•	competition in the business in which we operate;

•	unexpected or unusual weather;

•	acts of civil disobedience;

•	cyber security and technological developments;

•	sustainability-related risks;

•	impact of energy transition on our business;

•	economic conditions in North America as well as globally;

•	global health crises, such as pandemics and epidemics, and the impacts related thereto; and

•	recovery of costs resulting from unexpected pollution or environmental events related to our operations.

Additional information on these and other factors is discussed in this prospectus and the documents incorporated by reference herein, including in the South Bow AIF, the South Bow Interim MD&A and the South Bow Annual MD&A (each as defined herein) under the heading “Risk Factors”, as may be modified or superseded by other subsequently filed documents that are also incorporated or deemed to be incorporated by reference in this prospectus.

Readers are cautioned against placing undue reliance on forward-looking information and not to use future-oriented financial information or financial outlooks for anything other than their intended purpose. Forward-looking information in this prospectus is given as of the date hereof and, except where indicated otherwise, the forward-looking information in the documents incorporated by reference herein is given as of the date of the document in which they are contained. We undertake no obligation to publicly update or revise any forward-looking information in this prospectus or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada and with the SEC in the U.S.

The following documents of South Bow, filed with the securities commissions or similar authorities in each of the provinces and territories of Canada and filed with or furnished to the SEC, are incorporated by reference in this prospectus:

(a)	the annual information form of South Bow, dated as of March 5, 2025, for the year ended December 31, 2024 (the “South Bow AIF”);

(b)	the management’s discussion and analysis of financial condition and results of operations of South Bow as of and for the year ended December 31, 2024 (the “South Bow Annual MD&A”);

(c)

the audited consolidated financial statements of South Bow as of December 31, 2024 and 2023 and for each of the years then ended, the related notes thereto, and the auditor’s report thereon (the “South Bow Annual Financial Statements”);

(d)	the management’s discussion and analysis of financial condition and results of operations of South Bow as of and for the three months ended March 31, 2025 and 2024 (the “South Bow Interim MD&A”);

(e)	the unaudited interim consolidated financial statements of South Bow as of and for the three months ended March 31, 2025 and 2024 and the related notes thereto; and

(f)	the management information circular of South Bow dated March 27, 2025 for the annual meeting of shareholders of South Bow held on May 15, 2025.

All documents of the type described in section 11.1 of Form 44-101F1 – Short Form Prospectus, if filed by or on behalf of the Corporation with any securities commission or similar regulatory authority in Canada subsequent to the date of this prospectus and prior to the termination of the distribution period of this prospectus shall be deemed to be incorporated by reference in this prospectus. These documents will be available through the internet on the Corporation’s System for Electronic Data Analysis and Retrieval + (“SEDAR+”) profile, which can be accessed at www.sedarplus.ca. In addition, any similar documents filed with, or furnished to, the SEC in our periodic reports on Form 6-K or annual reports on Form 40-F, and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S. Exchange Act, in each case after the date of this prospectus, and prior to the termination of the distribution period of this prospectus, shall be deemed to be incorporated by reference into the registration statement of which this prospectus forms a part, if and to the extent expressly provided in such reports. Our periodic reports on Form 6-K and our annual reports on Form 40-F are available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system website at www.sec.gov.

Any statement contained in this prospectus or in a document (or part thereof) incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

Upon a new interim financial report of the Corporation and the related management’s discussion and analysis being filed with the applicable securities regulatory authorities during the term of this prospectus, all previously filed interim financial reports of the Corporation and the related management’s discussion and analysis shall be deemed no longer to be incorporated by reference into this prospectus for the purposes of future offers and sales of Securities under this prospectus. Upon new annual financial statements of the Corporation and the related management’s discussion and analysis being filed with the applicable securities regulatory authorities during the term of this prospectus, the previously filed annual financial statements of the Corporation and the related management’s discussion and analysis and all previously filed interim financial reports of the Corporation and the related management’s discussion and analysis shall be deemed no longer to be incorporated by reference into this prospectus for the purposes of future offers and sales of Securities under this prospectus. Upon a new annual information form of the Corporation being filed with the applicable securities regulatory authorities during the term of this prospectus, the following documents shall be deemed no longer to be incorporated by reference into this prospectus for the purposes of future offers and sales of Securities under this prospectus: (i) the previous annual information form; (ii) any material change reports of the Corporation filed prior to the end of the financial year in respect of which the new annual information form is filed; (iii) any business acquisition reports of the Corporation filed for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed (unless (a) such report is incorporated by reference into the new annual information form or (b) less than nine months of the acquired business’ or related businesses’ operations are incorporated into the current annual financial statements of the Corporation); and (iv) any management information circular of the Corporation filed prior to the beginning of the financial year in respect of which the new annual information form is filed (unless otherwise required by applicable securities law to be incorporated by reference into this prospectus). Upon a new management information circular prepared in connection with an annual general meeting of shareholders of the Corporation being filed with the applicable securities regulatory authorities during the term of this prospectus, the previous management information circular prepared in connection with an annual general meeting of shareholders of the Corporation shall be deemed no longer to be incorporated by reference into this prospectus for the purposes of future offers and sales of Securities under this prospectus.

All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this prospectus, except where an exemption from such delivery requirement is available. Each Prospectus Supplement will be deemed to be incorporated by reference into this prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which the Prospectus Supplement pertains.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to South Bow Corporation, Suite 900 - 707 5 Street S.W., Calgary, Alberta, Canada T2P 1V8, Attention: Corporate Secretary, telephone number: 587-318-5410.

MARKETING MATERIALS

Any “template version” of any “marketing materials” (as such terms are defined under applicable Canadian securities laws) pertaining to a distribution of Securities will be filed on SEDAR+. In the event that such “marketing materials” are filed subsequent to the date of the filing of the applicable Prospectus Supplement(s) pertaining to the distribution of the Securities that such “marketing materials” relate to and prior to the termination of such distribution, such filed versions of the “marketing materials” will be deemed to be incorporated by reference into the applicable Prospectus Supplement(s) for the purposes of the distribution of the Securities to which the Prospectus Supplement(s) pertain.

ABOUT THIS PROSPECTUS

Prospective purchasers should rely only on the information contained or incorporated by reference in this prospectus and/or any applicable Prospectus Supplement(s). We have not authorized anyone to provide prospective purchasers with any information different than the information contained or incorporated by reference in this prospectus or any applicable Prospectus Supplement(s). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to prospective purchasers. We are not making an offer of Securities in any jurisdiction where such offer is not permitted by law. Prospective purchasers should not assume that the information contained or incorporated by reference in this prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date of this prospectus, the applicable Prospectus Supplement and the applicable documents incorporated by reference herein.

In this prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in U.S. dollars. References to “dollars”, “$” or “U.S.$” are to lawful currency of the U.S., and references to “Canadian dollars” or “C$” are to lawful currency of Canada.

Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus has been prepared in accordance with U.S. generally accepted accounting principles.

Except on the cover page and under “Description of the Securities”, and unless the context otherwise requires, all references in this prospectus and any Prospectus Supplement to “we”, “us”, “our”, “South Bow” or the “Corporation” mean South Bow Corporation and its subsidiaries, partnership interests and joint venture investments.

WHERE TO FIND MORE INFORMATION

We have filed with the SEC, under the U.S. Securities Act, a registration statement on Form F-10 relating to the Securities. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. In connection with any offering of Securities under this prospectus, we will prepare and deliver a Prospectus Supplement that will contain specific information about the terms of such offering. The Prospectus Supplement may also add, update or change information contained in this prospectus.

We file annual and quarterly financial information and material change reports, business acquisition reports and other materials with the securities commission or similar regulatory authority in each of the provinces and territories of Canada and with the SEC. Under the multi-jurisdictional disclosure system adopted by the U.S., documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. You may read and download any public document that South Bow has filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada on the Corporation’s SEDAR+ profile at www.sedarplus.ca. Prospective investors may read and download the documents we have filed with the SEC on EDGAR at www.sec.gov.

THE CORPORATION

South Bow is an energy infrastructure company that owns and operates critical liquids pipelines and facilities extending across Canada and the U.S. South Bow’s business consists of crude oil pipeline and terminal assets that safely transport crude oil primarily from the Western Canadian Sedimentary Basin and Cushing market hub to the U.S. Midwest and Gulf Coast. South Bow also offers ancillary services, including storage at terminals, which provides customers with increased receipt and delivery optionality. In addition to its crude oil pipeline and terminal assets, South Bow conducts marketing activities through a non-regulated marketing entity.

The documents incorporated by reference herein contain further details regarding South Bow’s business. See “Description of the Business” in the South Bow AIF and “Corporate Profile” and “Segment Overview” in the South Bow Annual MD&A.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of South Bow, on a consolidated basis, since March 31, 2025.

EARNINGS COVERAGE

Information regarding earnings coverage ratios will be provided in the applicable Prospectus Supplement relating to an offering of Securities, as required by applicable securities law.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, we intend to use the net proceeds from the sale of Securities to reduce or repay indebtedness, to, directly or indirectly, finance our long-term investment program, to fund working capital requirements and for other general corporate purposes. Specific information about the use of net proceeds from the sale of Securities under this prospectus will be set forth in the applicable Prospectus Supplement. We may invest funds which we do not immediately require and such investments may include short-term marketable investment grade securities. We may, from time to time, issue securities (including debt securities) other than pursuant to this prospectus.

DESCRIPTION OF THE SECURITIES

South Bow is authorized to issue: (i) an unlimited number of Common Shares; and (ii) First Preferred Shares and Second Preferred Shares in an amount not to exceed, in the aggregate, 20% of the aggregate number Common Shares then issued and outstanding. As at July 2, 2025, there were 208,220,631 Common Shares, no First Preferred Shares and no Second Preferred Shares issued and outstanding. No Subscription Receipts were issued and outstanding as at July 2, 2025.

The following descriptions of the Common Shares, First Preferred Shares, Second Preferred Shares and Subscription Receipts is a summary of certain of their material attributes and characteristics which does not purport to be complete. The terms and conditions set forth in this section will apply, as applicable, to Common Share, First Preferred Share, Second Preferred Share and Subscription Receipt issued under this prospectus, unless otherwise specified in the applicable Prospectus Supplement.

Common Shares

The Common Shares entitle the holders thereof to one vote per share at all meetings of shareholders, except meetings at which only holders of another specified class of shares are entitled to vote, and, subject to the rights, privileges, restrictions and conditions attaching to the Preferred Shares, whether as a class or a series, and to any other class or series of shares of South Bow which rank prior to the Common Shares, entitle the holders thereof to receive: (i) dividends if, as and when declared by the board of directors of South Bow out of the assets of South Bow properly applicable to the payment of the dividends in such amount and payable at such times and at such place or places as the board of directors of South Bow may from time to time determine; and (ii) the remaining property of South Bow upon a liquidation, dissolution or winding up of South Bow.

The Corporation has a shareholder rights plan (the “Rights Plan”) that is designed to protect the rights of South Bow shareholders, ensure they are treated fairly and provide the board of directors of South Bow with adequate time to identify, develop and negotiate alternative value maximizing transactions if there is a take-over bid for South Bow. The Rights Plan creates a right attaching to each Common Share outstanding and to each Common Share subsequently issued. Each right becomes exercisable 10 trading days after a person has acquired (an “acquiring person”), or commences a take-over bid to acquire, 20% or more of the Common Shares, other than by an acquisition pursuant to a take-over bid permitted under the terms of the Rights Plan (a “permitted bid”). Prior to a flip-in event (as described below), each right permits registered holders to purchase from South Bow Common Shares at an exercise price equal to three times the market price of the Common Shares, subject to adjustments and anti-dilution provisions (the “exercise price”). The beneficial acquisition by any person of 20% or more of the Common Shares, other than by way of a permitted bid, is referred to as a “flip-in event”. Ten trading days after a flip-in event, each right will permit registered holders other than an acquiring person to receive, upon payment of the exercise price, the number of Common Shares with an aggregate market price equal to twice the exercise price. For further particulars, reference should be made to the Rights Plan, a copy of which may be obtained on request without charge from the Corporation at Suite 900 - 707 5 Street S.W., Calgary, Alberta, Canada T2P 1V8, Attention: Corporate Secretary, telephone number: 587-318-5410.

First Preferred Shares

Subject to certain limitations, the board of directors of South Bow may, from time to time, issue First Preferred Shares in one or more series and determine for any such series, its designation, number of shares (subject to the limit described below) and respective rights, privileges, restrictions and conditions. The First Preferred Shares, as a class, have, among others, provisions to the effect set forth below.

The First Preferred Shares of each series rank on a parity with the First Preferred Shares of every other series, and are entitled to preference over the Common Shares, the Second Preferred Shares and any other shares ranking junior to the First Preferred Shares with respect to the payment of dividends, the repayment of capital and the distribution of the assets of South Bow in the event of a liquidation, dissolution or winding up of South Bow.

Except as provided by the Canada Business Corporations Act or as referred to below, the holders of the First Preferred Shares will not have any voting rights nor will they be entitled to receive notice of or to attend shareholders’ meetings. The holders of any particular series of First Preferred Shares will, if the directors of South Bow so determine prior to the issuance of such series, be entitled to such voting rights as may be determined by the directors of South Bow if South Bow fails to pay dividends on that series of First Preferred Shares for any period as may be so determined by the directors of South Bow.

The provisions attaching to the First Preferred Shares as a class may be modified, amended or varied only with the approval of the holders of the First Preferred Shares as a class. Any such approval to be given by the holders of the First Preferred Shares may be given by the affirmative vote of the holders of not less than 66 2/3% of the First Preferred Shares represented and voted at a meeting or adjourned meeting of such holders.

The aggregate number of First Preferred Shares and Second Preferred Shares outstanding may not exceed, in the aggregate, 20% of the aggregate number Common Shares then issued and outstanding.

Second Preferred Shares

The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares are substantially similar to those attaching to the First Preferred Shares, except that the Second Preferred Shares rank junior to the First Preferred Shares with respect to the payment of dividends, repayment of capital and the distribution of the assets of South Bow in the event of a liquidation, dissolution or winding up of South Bow.

Subscription Receipts

Subscription Receipts may be offered separately or together with Common Shares, First Preferred Shares and/or Second Preferred Shares. Subscription Receipts will be issued pursuant to a subscription receipt agreement that will be entered into at the time of issuance of such Subscription Receipts by the Corporation and one or more financial institutions or trust companies acting as subscription receipt agent. A copy of the subscription receipt agreement will be filed by or on behalf of the Corporation with the securities commission or similar regulatory authority in each of the provinces and territories of Canada and with the SEC after it has been entered into by the Corporation and will be available on the Corporation’s SEDAR+ profile at www.sedarplus.ca and on EDGAR at www.sec.gov.

A Subscription Receipt will entitle the holder thereof to receive Common Shares, First Preferred Shares and/or Second Preferred Shares, for no additional consideration, upon the completion or occurrence of a particular transaction or event (typically an acquisition of the assets or securities of another entity by South Bow or one or more of its subsidiaries). The proceeds from an offering of Subscription Receipts will be held in escrow by the subscription receipt agent pending completion or occurrence of the particular transaction or event or the termination time (being the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares, First Preferred Shares and/or Second Preferred Shares upon the completion or occurrence of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts, together with any interest or other income earned thereon, as determined by the terms of the applicable subscription receipt agreement.

The specific terms of Subscription Receipts offered under this prospectus, and the extent to which the general terms set out in this section apply to those Subscription Receipts, will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the exchange of the Subscription Receipts offered for Common Shares, First Preferred Shares and/or Second Preferred Shares;

•	the number of Common Shares, First Preferred Shares and/or Second Preferred Shares that may be exchanged upon exercise of each Subscription Receipt offered;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such Security;

•	the terms relating to the holding and release or return of the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	the material income tax consequences of owning, holding and disposing of the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

PLAN OF DISTRIBUTION

The Corporation may offer and sell the Securities: (i) to or through underwriters purchasing as principals; (ii) directly to one or more purchasers in accordance with applicable securities laws; or (iii) through agents. Securities may be offered and sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale. The price at which Securities may be offered may vary from purchaser to purchaser during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters or agents to South Bow.

The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter or agent, as the case may be, engaged by South Bow in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, including, where applicable:

•	the type of Securities being offered;

•	the offering price of such Securities (or the manner of determination thereof if offered on a non-fixed price basis);

•	the currency or currencies in which the Securities will be offered;

•	the net proceeds to the Corporation from such offering;

•	any underwriters’ or agents’ fees, commissions or other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any concessions or discounts allowed or re-allowed or paid by any underwriters or agents to others; and

•	any other material terms of the plan of distribution.

Only underwriters or agents named in a Prospectus Supplement are deemed to be underwriters or agents, as the case may be, in connection with the Securities offered thereby. If underwriters purchase Securities as principals, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, as described in the applicable Prospectus Supplement. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

The Securities may also be sold directly by us in accordance with applicable securities laws at prices and upon terms agreed to by the purchaser and us or through agents designated by us from time to time. Any agent involved in the offering and sale of the Securities pursuant to a particular Prospectus Supplement will be named, and any commissions payable by us to that agent will be set forth, in such Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

In connection with the sale of the Securities, underwriters or agents may receive compensation from us in the form of commissions, concessions or discounts. Any such commissions may be paid out of our general funds or the proceeds of the sale of the Securities. Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under securities laws, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Those underwriters and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, any offering of Preferred Shares or Subscription Receipts will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares or Subscription Receipts will not be listed on any securities or stock exchange.

Unless otherwise specified in the applicable Prospectus Supplement, in connection with any offering of Securities, subject to applicable securities laws, the underwriters or agents may over-allot or effect transactions intended to stabilize, maintain or otherwise affect the market price of the Securities offered at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. Any underwriter or agent to or through whom Securities are sold by the Corporation may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that a trading market in any of the Securities (other than Common Shares) will develop or as to the liquidity of the trading market, if any, for such Securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the Canada Business Corporations Act. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the U.S., and all or a substantial portion of their assets, and a substantial portion of the Corporation’s assets are located outside the U.S. We have appointed an agent for service of process in the U.S., but it may be difficult for holders of Securities who reside in the U.S. to effect service within the U.S. upon those directors, officers and experts who are not residents of the U.S. It may also be difficult for holders of Securities who reside in the U.S. to realize in the U.S. upon judgments of courts of the U.S. predicated upon the Corporation’s civil liability and the civil liability of the directors and officers of the Corporation and experts under U.S. federal securities laws.

We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is real doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

We have filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed South Bow Services Inc. as our agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning an offering of Securities under this prospectus.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of the acquisition, ownership and disposition of any Securities offered thereunder, including whether the payment of dividends will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement may also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the United States Internal Revenue Code).

RISK FACTORS

An investment in the Securities will be subject to various risks including those discussed below and those risks inherent in South Bow’s business. Prospective investors should consider carefully the risk factors contained in and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities.

Discussions of certain risks affecting us in connection with our business are provided in our annual and interim disclosure documents filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada and with the SEC which are incorporated by reference in this prospectus. In particular, see “Risk Factors” in the South Bow AIF and the South Bow Annual MD&A.

There is no market through which the Securities (other than the Common Shares) may be sold.

There is currently no market through which any of the Securities, other than the Common Shares, may be sold and the purchasers of such Securities may not be able to resell such Securities purchased under this prospectus and any Prospectus Supplement. There can be no assurance that a secondary market will develop for any of the Preferred Shares or Subscription Receipts that may be issued under this prospectus or that any secondary market which does develop will continue. This may affect the pricing of such Securities in the secondary market, if any, the transparency and availability of trading prices, the liquidity of the Securities and the extent of regulation of such Securities.

The public offering prices of the Securities may be determined by negotiation between the Corporation and the underwriters or agents, as applicable, based on several factors and may bear no relationship to the prices at which such Securities will trade in the public market subsequent to such offering. See “Plan of Distribution”.

Credit ratings may not reflect all risks associated with an investment in the Preferred Shares and may change.

Any credit rating assigned to the Preferred Shares may not reflect all risks associated with an investment in such Securities. Any credit rating assigned to the Preferred Shares is an assessment of the Corporation’s ability to pay its obligations. Consequently, real or anticipated changes in any such credit rating will generally affect the market value of the Preferred Shares. Any credit rating, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the Preferred Shares. There is no assurance that any credit rating assigned to the Preferred Shares will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

LEGAL MATTERS

Certain matters relating to the issue and sale of the Securities will be passed upon on behalf of the Corporation by Blake, Cassels & Graydon LLP, as to matters of Canadian law, and White  & Case LLP, as to matters of U.S. law.

EXPERTS

The South Bow Annual Financial Statements have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus and in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF EXPERTS

As at the date of this prospectus, the partners and associates of Blake, Cassels & Graydon LLP, as a group, and the partners and associates of White & Case LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of outstanding securities of the Corporation. In connection with the audit of the South Bow Annual Financial Statements, KPMG LLP confirmed that they are independent with respect to the Corporation within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Corporation under all relevant U.S. professional and regulatory standards.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: (i) the documents referred to under “Documents Incorporated by Reference”; (ii) the consent of KPMG LLP; (iii) the consent of Blake, Cassels & Graydon LLP; (iv) the consent of White & Case LLP; and (v) powers of attorney from directors and officers of the Corporation.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Unless otherwise provided in a Prospectus Supplement, set forth below is a description of a purchaser’s statutory rights.

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after the later of: (i) the date that the issuer (a) filed the prospectus or any amendment on SEDAR+ and a receipt is issued and posted for the document, and (b) issued and filed a news release on SEDAR+ announcing that the document is accessible through SEDAR+; and (ii) the date that the purchaser or subscriber has entered into an agreement to purchase the securities or a contract to purchase or a subscription for the securities.

In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. A purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

Original purchasers of convertible, exchangeable or exercisable Securities will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise transaction, in the event that this prospectus contains a misrepresentation, provided that both the conversion, exchange or exercise occurs, and the right of rescission is exercised, within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 203 of the Securities Act (Alberta), and is in addition to any other right or remedy available to original purchasers under that section or otherwise at law.

In an offering of convertible, exchangeable or exercisable Securities, you are cautioned that the statutory right of action for damages for a misrepresentation contained in this prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the convertible, exchangeable or exercisable Securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser.

CERTIFICATE OF SOUTH BOW CORPORATION

Dated: July 3, 2025

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces and territories of Canada.

/s/ Bevin Wirzba	/s/ Van Dafoe
President and Chief Executive Officer	Executive Vice-President and Chief Financial Officer

On behalf of the Board of Directors

/s/ Hal Kvisle	/s/ Shannon Ryhorchuk
Director	Director

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PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Certain Persons

Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a present or former director or officer of such corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, and the corporation may advance moneys to such individual for the costs, charges and expenses of any such proceeding. The corporation may not indemnify the individual, and any advance of moneys must be repaid by the individual, unless the individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Such indemnification and advances may be made in connection with a derivative action only with court approval. Such individual is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which the individual is subject by reason of being or having been a director or officer of the corporation or other entity as described above if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfils the conditions set forth above.

In accordance with and subject to the CBCA, the Company’s by-laws provide that the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or at the Company’s request on behalf of any such body corporate), and such director or officer’s heirs and legal representatives, to the extent permitted by the CBCA, as set forth above, and without limit to the right of the Company to indemnify any person under the CBCA or otherwise, in connection with any civil, criminal or administrative action or proceeding to which such director or officer is made a party by reason of being or having been a director or officer, to the fullest extent permitted by the CBCA. Accordingly, the Company has entered into indemnification agreements with each of its directors and executive officers providing such individuals with rights to indemnification and expense advancement to the fullest extent permitted under law. The Company also maintains directors’ and officers’ liability insurance which insures the Company’s directors and officers and our subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Management Information Circular of South Bow Corporation dated March 27, 2025 for the annual meeting of shareholders of South Bow Corporation held on May 15, 2025, (incorporated by reference to Exhibit 99.1 to South Bow Corporation’s Form 6-K furnished on April 14, 2025).

4.2	Audited consolidated financial statements of South Bow Corporation as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, the related notes thereto, and the auditor’s report thereon (incorporated by reference to Exhibit 99.2 to South Bow Corporation’s Form 40-F filed on March 6, 2025).

4.3	Management’s Discussion and Analysis of financial condition and results of operations of South Bow Corporation as of and for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.3 to South Bow Corporation’s Form 40-F filed on March 6, 2025).

4.4	Annual Information Form of South Bow Corporation, dated as of March 5, 2025, for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.1 to South Bow Corporation’s Form 40-F filed on March 6, 2025).

4.5	Unaudited interim consolidated financial statements of South Bow Corporation as of and for the three months ended March 31, 2025 and 2024 and the related notes thereto (incorporated by reference to Exhibit 99.2 to South Bow Corporation’s Form 6-K filed on May 15, 2025).

4.6	Management’s Discussion and Analysis of financial condition and results of operations of South Bow Corporation as of and for the three months ended March 31, 2025 and 2024 (incorporated by reference to Exhibit 99.1 to South Bow Corporation’s Form 6-K filed on May 15, 2025).

5.1*	Consent of KPMG LLP.

5.2*	Consent of Blake, Cassels & Graydon LLP.

5.3*	Consent of White & Case LLP.

6.1*	Power of attorney (included in the signature page to this Registration Statement).

107*	Calculation of Filing Fee Tables.

*	Previously filed.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)	Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 25th day of July, 2025.

SOUTH BOW CORPORATION

By:	/s/ Lori M. Muratta
Name: Lori M. Muratta
Title: Senior Vice-President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Bevin Wirzba	Director, President and Chief Executive Officer (Principal Executive Officer)	July 25, 2025

* Van Dafoe	Senior Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2025

* Hal Kvisle	Director and Board Chair	July 25, 2025

* Chansoo Joung	Director	July 25, 2025

* George Lewis	Director	July 25, 2025

* Leonard Mallett	Director	July 25, 2025

* Bob Phillips	Director	July 25, 2025

* Sonya Reed	Director	July 25, 2025

* Shannon Ryhorchuk	Director	July 25, 2025

* Mary Pat Salomone	Director	July 25, 2025

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* Frances Vallejo	Director	July 25, 2025

* Don Wishart	Director	July 25, 2025

* By: /s/ Lori M. Muratta

Name: Lori M. Muratta

Title: Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of South Bow Corporation in the United States, on July 25, 2025 in Houston, Texas.

SOUTH BOW USA SERVICES INC.

By:	/s/ Lori M. Muratta
Name: Lori M. Muratta
Title: Vice-President

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